SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE, is made and entered into this 29th day of June, 2001, by and between CROWN WEST REALTY, L.L.C., hereinafter called "Lessor" and CXT INCORPORATED, a Delaware corporation, hereinafter called "Lessee".

                                    RECITALS

         WHEREAS, the Lessor and Lessee have previously entered into a lease agreement for the lease of real property and improvements identified as follows:

                  Lease dated December 20, 1996 (the "Lease"), as amended by Addendum to lease dated July 23, 1998, and as further amended by Amendment to Lease dated June 30, 1999 covering those certain premises, described as Building #7 comprising approximately 120,000 square feet and approximately five (5) acres of land to be used for storage immediately east of Building #7, across fifth Street, all located at 3808 North Sullivan Road in Spokane, Washington; and

         WHEREAS, Lessor and Lessee wish to further amend certain of the terms of the Lease;

         NOW THEREFORE, in consideration of the promises and agreements herein contained, the parties agree as follows:

1. The recitals set forth above are incorporated as part of this agreement.

2. Paragraph 2, Term, is amended so that the term of the Lease shall expire March 31, 2007.

3. Paragraph 3, Rent, is amended to read as follows:

                  The Monthly Base Rent which includes base year taxes, assessments, insurance and common area costs, except as provided in paragraph 28, shall be as follows:

                  October 1, 2001 through September 30, 2002   $22,464.00
                  October 1, 2002 through March 31, 2003       $23,363.00
                  April 1, 2003 through March 31, 2004         $24,297.00
                  April 1, 2004 through March 31, 2005         $25,269.00
                  April 1, 2005 through March 31, 2006         $26,280.00
                  April 1, 2006 through March 31, 2007         $27,331.00

                  Said Monthly Base Rent shall be paid to Lessor monthly in advance on or before the first (1st) business day of the month for which said rent is due at the office of Lessor at The Park. A late charge of one and one-half percent (1-1/2%) of the delinquent amount will be added to all amounts of Monthly Base Rent and Monthly Additional Rent due that are not received by the tenth (10th) of the month in which they are due.

4. Paragraph 4, Option to Extend, is hereby deleted in its entirety and replaced with the following:

     4. Extension Term. Upon the expiration of the term of the Lease as set out in this Amendment (i.e., on March 31, 2007), the term of the Lease shall automatically be extended for one (1) five (5) year period which shall commence on April 1, 2007 and continue through March 31, 2012 ("Extension Term"), unless Lessee sends written notice pursuant to Paragraph 40.7 to Lessor no less than one hundred eighty (180) days prior to March 31, 2007, that Lessee elects not to extend the term of the Lease for the Extension Term period. The Monthly Base Rent payable by Lessee during the Extension Term shall be adjusted and increased annually on April 1 of each year commencing April 1, 2007, at a rate which is one hundred and four percent (104%) of the Monthly Base Rent payable during the year immediately preceding.

5.        Paragraph 10.5, Existing Doors, is amended to read as follows:

  Lessor agrees to replace five (5) overhead doors on the Premises at Lessor's sole cost and expense. Thereafter the Lessee shall maintain said doors and windows in good working order throughout the term of this Lease and Extension Term.

6. All other terms and conditions of the original Lease agreement are hereby ratified and affirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, the said Lessor and Lessee have executed this Amendment to Lease in duplicate the day and year first written above.

LESSOR:                                              LESSEE:

CROWN WEST REALTY, L.L.C.                   CXT INCORPORATED
                                            a Delaware corporation


By: _________/S/___________                          By: Alec C.  Bloem /S/
    -----------------------                            --------------------
   Rob B.  Gragg, VP & Asset Manager
                                                     Its: President